Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

Up to 1,296,890 SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED SERIES A PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
of
NETMANAGE, INC.
at
$5.25 NET PER SHARE
by
RILEY ACQUISITION LLC
a wholly owned subsidiary of
RILEY INVESTMENT PARTNERS, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON
JANUARY 22, 2007, UNLESS THE OFFER IS EXTENDED.

December 20, 2006

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 20, 2006, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Riley Acquisition LLC (“Purchaser”), a Delaware limited liability company and wholly owned subsidiary of Riley Investment Partners, L.P. (formerly SACC Partners LP), to purchase up to 1,296,890 shares of common stock, par value $0.01 per share (the “Common Stock”), of NetManage, Inc., a Delaware corporation (“NetManage”), and the associated Series A Participating Preferred Stock purchase rights (the “Rights”, and, together with the Common Stock, the “Shares”) issued pursuant to the Preferred Shares Rights Agreement, among NetManage and the parties named therein, dated as of July 24, 1993 as amended May 7, 1999, at a price of $5.25 per Share, net to seller (subject to withholding taxes, as applicable), in cash, without interest and subject to the terms and conditions set forth in the Offer. A letter from Riley Investment Management LLC to the NetManage stockholders relating to the Offer is also included. The description of the Offer in this letter is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase and Letter of Transmittal.

We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of your Shares can be made only by us and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Please instruct us as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions of the Offer. Alternatively, you may simply not give us any instructions, and in such case we will not tender any of the Shares held by us for your account.

Your attention is directed to the following:

1.	The offer price is $5.25, net to you (subject to withholding taxes, as applicable), in cash, without interest and subject to the terms and conditions set forth in the Offer.

2.	The Offer is being made for up to 1,296,890 Shares. If more than 1,296,890 are tendered, Purchaser will purchase 1,296,890 on a pro-rata basis, subject to adjustment for fractional shares.

3.	The Offer is conditioned on at least 671,850 shares being validly tendered and not properly withdrawn prior to expiration date of the Offer, such that following the consummation of the offer Purchaser and Riley Investment Partners, L.P. will beneficially own at least 12.7% of the issued and outstanding Shares. The Offer is also subject to the conditions described in Section 12 of the Offer to Purchase.

4.	The Offer and withdrawal rights will expire at 5:00 p.m., New York Time, on January 22, 2007, unless the Offer is extended.

5.	Tendering stockholders will generally not be obligated to pay brokerage fees, service fees or commissions or, except as otherwise provided in Instruction 6 to the Letter of Transmittal, share transfer taxes, with respect to the purchase of Shares by Purchaser in the Offer.

If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify on the Instruction Form. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Mellon Investor Services LLC (the “Depositary”) of (1) certificates evidencing the Shares (or a confirmation of a book-entry transfer (as described in the Offer to Purchase) with respect to such Shares into the Depositary’s account at the Depository Trust Company), (2) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an agent’s message (as described in the Offer to Purchase) and (3) any other required documents. If you desire to tender Shares, but your certificates for Shares are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis prior to the expiration of the Offer, a tender may be effected by following the procedure for guaranteed delivery described in the Offer to Purchase. Accordingly, tendering stockholders may be paid at different times depending upon when share certificates or book-entry confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares regardless of any extension of or amendment to the Offer or any delay in paying for such Shares.

The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all NetManage stockholders. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant to the Offer, Purchaser will make a good faith effort to comply with that state statute. If, after its good faith effort, Purchaser cannot comply with that state statute, subject to applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, Purchaser will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO THE
Offer to Purchase for Cash
by
RILEY ACQUISITION LLC
of
Up to 1,296,890 Shares of Common Stock
(Including the Associated Series A Participating Preferred Stock Purchase Rights)
of
NETMANAGE, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 20, 2006, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Riley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Riley Investment Partners, L.P. (formerly SACC Partners LP), to purchase up to 1,296,890 shares of common stock, par value $0.01 per share (the “Common Stock”), of NetManage, Inc., a Delaware corporation, and the associated Series A Participating Preferred Stock purchase rights (the “Rights”, and, together with the Common Stock, the “Shares”) issued pursuant to the Preferred Shares Rights Agreement, among NetManage, Inc. and the parties named therein, dated as of July 24, 1993, as amended May 7, 1999.

The undersigned hereby instructs you to tender in the Offer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*

_ _Shares

Signature(s)

Dated: _ _

Please Type or Print Names

Address(es) (including Zip Code(s)):

Area Code and Telephone No:

Taxpayer Identification or Social Security No:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered in the Offer.

3